                                                                       EXHIBIT 5

                  Brown Raysman Millstein Felder & Steiner, LLP
                              120 West 45th Street
                            New York, New York 10036
                                 (212) 944-1515


                                                   December 26, 1996




Siebert Financial Corp.
885 Third Avenue, Suite 1720
New York, New York  10022

                       Re:    Siebert Financial Corp.

Ladies and Gentlemen:

        We refer to the Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by Siebert Financial Corp., a New York corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement covers up to 25,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock").

        We have examined the originals or certified, photostatic or facsimile copies of such records and other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

        Based upon our examination mentioned above, as described above, and subject to the assumptions and qualifications stated and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not omit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.


                                                   Very truly yours,


                                                   BROWN RAYSMAN MILLSTEIN
                                                     FELDER & STEINER, LLP